SETTLEMENT AGREEMENT
                              --------------------

This Settlement Agreement (this "Agreement"), dated this 18th day of February, 2000, is made and entered into by Casinovations Incorporated, a Nevada corporation ("CVI") and Bonus Blackjack, Inc., a Nevada corporation, and Donald
J. Laughlin, a Nevada resident (collectively, "BBJ").

                                    RECITALS
                                    --------

WHEREAS, BBJ and Gaming 2000, LLC ("Gaming 2000" ) entered into that certain Licensing Agreement on April 20, 1998 (the "Licensing Agreement");

WHEREAS, Gaming 2000 assigned its interest in the Licensing Agreement to CVI by way of that certain Assignment and Addendum to Licensing Agreement entered into on September 17, 1998, by and among BBJ, Gaming 2000, and CVI (the "Assignment and Addendum"); and

WHEREAS, BBJ and CVI (collectively the "parties") are mutually desirous of terminating their relationship as set forth in the Licensing Agreement and Assignment and Addendum thereto.

NOW THEREFORE, in consideration of the above and all terms and conditions, payments, covenants and warranties set forth herein, and other good and valuable consideration, the parties hereby covenant and agree as follows:

                                       I.
                           TERMINATION OF RELATIONSHIP
                           ---------------------------

Subject to the terms and conditions hereof, as of January 1, 2000, the parties hereby terminate their relationship relating to Bonus Blackjack (the "Game") as set forth in the Licensing Agreement and Assignment and Addendum thereto.

                                       II.
                     RESPONSIBILITIES AND OBLIGATIONS OF BBJ
                     ---------------------------------------

         BBJ's responsibilities and obligations in connection with this Agreement shall be as follows:

A. BBJ agrees to pay to CVI, upon execution of this Agreement, 34.5% of CVI's projected future income from the Game, an amount which totals, with certain deductions as specified herein, $34,099.00. Such payment shall be by cashier's check or otherwise immediately available funds.

B.       BBJ waives any rights it may have to audit CVI's books and records.

C.       BBJ waives any rights to any monetary claim against CVI.

D. BBJ agrees to cooperate in a smooth transition of the billing and service operations relating to the Game.

                                      III.
                     RESPONSIBILITIES AND OBLIGATIONS OF CVI
                     ---------------------------------------

CVI's responsibilities and obligations in connection with this Agreement shall be as follows:

A. CVI agrees to waive any rights to any monetary claim against BBJ and accepts the sum of $34,099.00 from BBJ in full and final satisfaction of any and all monies due CVI pursuant to the terms of the Licensing Agreement and Assignment and Addendum thereto or for any other reason.

B. CVI agrees to tender to BBJ all Game layouts, signs or other promotional materials in CVI's possession.

C. CVI agrees that it will not, for a period of one year, compete with the Game in the territory of North America.

D. CVI agrees that it will not interfere with any proprietary rights BBJ may have in relation to the Game.

E. CVI shall provide BBJ with original documents (to the extent such originals are available) comprising all agreements with locations where the Game is installed and shall also provide BBJ with all relevant information relating to location addresses, billing addresses, telephone and facsimile numbers and contact persons.

F. CVI shall fully cooperate with BBJ to achieve the goals set out in this Agreement, including, but not limited to, advising and assisting BBJ as requested in resolving issues or questions from locations, provided that said issues or questions relate to the time period prior to the execution date of this Agreement.

G. CVI shall account for, and turn over to BBJ, all Game deposits it received from locations where the Game is presently placed. In the event it is later discovered that CVI has mistakenly not turned over a location deposit, which would otherwise be required to be turned over to BBJ pursuant to the terms of this subsection, and whether the deposit was originally given to CVI or it's predecessor in interest, Gaming 2000, LLC, CVI agrees to save, indemnify and hold harmless BBJ from any liability for said deposit and pay over or account for said deposit to the location to which it belongs. For purposes of this Agreement, CVI and BBJ hereby covenant and agree that the apparent total sum of deposit monies required to be turned over to BBJ by CVI as of the date of execution of this Agreement, is $5,900.00, and that this sum has been credited to BBJ and debited to CVI in arriving at the final settlement amount payable to CVI as set forth hereinabove.

H. CVI shall bill all Game locations for the month of December, 1999. Any monies thereafter collected by CVI from locations for Game fees accrued prior to December 31, 1999 shall be split between CVI and BBJ as if the distributorship agreement between the parties was still in force, and CVI shall promptly remit BBJ's share of said monies to BBJ together with an accounting as to the source of said monies.

I. Since CVI billed locations for the monthly game rental fee for the month of January, 2000, CVI shall: (1) promptly furnish BBJ with complete copies of all January, 2000 invoices sent to locations; and,
         (2) pay over, immediately upon receipt, One Hundred (100%) percent of all revenue received by CVI as the result of said billing, minus only the sum of $2,200 paid by the Pioneer Casino, which sum BBJ has authorized CVI to retain, and which sum has been debited to CVI for purposes of the total settlement amount reflected in this Agreement.

                                       IV.
                                 MUTUAL RELEASE
                                 --------------

Each of the parties, on behalf of itself and its respective agents, servants, representatives, successors, assigns, employees, directors, officers, or otherwise affiliated entities (hereinafter "Releasors"), hereby releases, acquits and forever discharges the other party hereto, and its respective agents, servants, representatives, successors, assigns, employees, directors, officers, and otherwise affiliated entities (hereinafter "Releasees") of and from any and all actions, causes of action, claims, damages, losses, injuries, demands, rights, costs, expenses, and without limitation to the foregoing, any and all claims or causes of action whatsoever which Releasors had, have, or may hereafter have against Releasees resulting from, arising out of, or which are in any manner whatsoever related to the Licensing Agreement or Assignment or Addendum thereto, or in any way related to any relationship between Releasors and Releasees from the beginning of time up to and including the date of execution of this Agreement. The foregoing Release includes not only those matters which have heretofore been raised or placed in issue or dispute, directly or indirectly, but also includes any matter, activity, claim or other issue which could or might have been raised or otherwise placed in issue or dispute between the parties relative to the Game, the parties relationship or any matter associated therewith, although it was not. Nothing in this Release shall, however, prevent the enforcement of the terms of this Agreement.

                                       V.
                                 INDEMNIFICATION
                                 ---------------

The parties shall, and they hereby do agree to defend, indemnify, save and hold harmless each other, their directors, officers, agents and employees, from and against any and all damages, liabilities, claims, losses and expenses, including reasonable attorneys' fees and costs, arising in any way out of the performance of this Agreement or the acts or omissions of the parties, their directors, officers, agents or employees directly or indirectly related to the Licensing Agreement or Assignment or Addendum thereto.

                                       VI.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

A. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes all prior agreements between them, whether written or oral. No representation, inducement, promise or agreement which is not embodied herein will be of any force or effect.

B. AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by a written instrument executed by each of the parties hereto.

C. WAIVER. A party's waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

D. TIME OF THE ESSENCE. Time is of the essence with respect to each and every part of this Agreement.

E. SEVERABILITY. Any provision of this Agreement prohibited by law, or found to be invalid by any court or agency having jurisdiction thereof, will be ineffective to the extent of such prohibition, without in any way invalidating or affecting the remaining provisions of this Agreement.

F. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and to their successors or assigns.

G. EXECUTION. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument, but shall be effective only upon execution by each of the parties.

H. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The venue of any action filed related to this Agreement shall be in the Courts in Clark County, Nevada.

I. CAPTIONS. Any captions to, or headings of, the sections or subsections of this Agreement are descriptive only and for the convenience and reference of the parties hereto and in no way whatsoever define, limit or describe the scope or intent of this Agreement.

J. PRONOUNS. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa and the singular for the plural and vice versa in any place or places herein in which the context requires such substitution or substitutions.

K. ATTORNEYS' FEES. If either party is required to litigate to protect its rights under this Agreement, the prevailing party in such action shall be entitled to an award of costs and reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CASINOVATIONS INCORPORATED


By: /S/ STACIE L. BROWN, ATTORNEY-IN-FACT FOR:
    ------------------------------------------
    Steven J. Blad, President and CEO

BONUS BLACKJACK, INC.


By: /S/ DONALD J. LAUGHLIN
    ------------------------------------------
    Donald J. Laughlin, President


DONALD J. LAUGHLIN, INDIVIDUALLY

/S/DONALD J. LAUGHLIN
----------------------------------------------